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                                                                     Exhibit 5.1
                                                                     -----------
                            FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                       BOSTON, MASSACHUSETTS  02109-2170

                    TELEPHONE  617-832-1000       1747 PENNSYLVANIA AVE., N.W.
                    FACSIMILE  617-832-7000          WASHINGTON, D.C. 20006
                       http://www.fhe.com               TEL: 202-223-1200
                                                        FAX: 202-785-6687

                              May 11, 2001

Centra Software, Inc.
430 Bedford Street
Lexington, MA  02420

Ladies and Gentlemen:

     We have acted as counsel for Centra Software, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering by the Company of 1,600,000 shares (the "Shares") of its common stock, $.001 par value, issuable pursuant to the Centra Software, Inc. 1999 Stock Incentive Plan (the "Plan").

     In arriving at the opinions expressed below, we have examined and relied on the following documents:

     (i)    the Registration Statement;

     (ii)   a copy of the Plan;

     (iii) the Certificate of Incorporation of the Company, as amended as of the date hereof;

     (iv)   the By-Laws of the Company, as amended as of the date hereof; and

     (v) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company.

     In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     We express no opinion other than as to the General Corporation Law of the State of Delaware.

     Based upon the foregoing, we are of the opinion that:

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     1.   The Company has the corporate power necessary for the issuance of the
          Shares under the Plan, as contemplated by the Registration Statement.

     2. The Shares have been duly authorized and, when issued against payment of the agreed consideration therefor in accordance with the respective exercise prices therefor as described in each of the Plans, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                              Very truly yours,

                              Foley, Hoag & Eliot llp

                              By /s/ William R. Kolb
                                 ----------------------
                                 A Partner

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